EXHIBIT 32.2

CERTIFICATION OF PRINCIPAL FINANCIAL OFFICER PURSUANT TO 18 U.S.C. SECTION 1350

In connection with the quarterly report on Form 10-Q of Republic Bancorp, Inc. (the “Company”) for the three and nine month periods ended September 30, 2004, as filed with the Securities and Exchange Commission on the date hereof (the “Report”) I, Kevin Sipes, Executive Vice President, Chief Financial Officer and Chief Accounting Officer of the Company, certify pursuant to 18 U.S.C. § 1350, as adopted pursuant to §906 of the Sarbanes-Oxley Act of 2003, that, to the best of my knowledge:

1.             The Report fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934, as amended (the “Exchange Act”); and

2.             The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

This certification is provided solely pursuant to 18 U.S.C. Section 1350 and Item 601(b)(32) of Regulation S-K (“Item 601(b)(32)”) promulgated under the Securities Act of 1933, as amended (the “Securities Act”) and the Exchange Act.  In accordance with clause (ii) of Item 601(b)(32), this certification (A) shall not be deemed “filed” for purposes of Section 18 of the Exchange Act, or otherwise subject to the liability of that section and (B) shall not be deemed to be incorporated by reference into any filing under the Securities Act or the Exchange Act, except to the extent that the Company specifically incorporates it by reference.

By:	/s/ Kevin Sipes
Kevin Sipes
Executive Vice President, Chief Financial Officer and Chief Accounting Officer

Date: November 8, 2004